UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 19, 2018

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 19, 2018, a special meeting of stockholders (the “Meeting”) of Wize Pharma, Inc. (the “Company”) was held at 10:00 a.m. local time at the law offices of Goldfarb Seligman & Co., 98 Yigal Alon St., Tel Aviv, Israel. At the Meeting, a total of 63,736,572 shares, or 61.04%, of the Company’s common stock issued and outstanding as of the record date for the Meeting were represented in person or by proxy. Set forth below is a brief description of the matter voted upon at the Meeting and the voting results with respect to the matter.

1) To grant the Board of Directors the authority, in its sole direction, to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

Votes For	Votes Against	Abstain
63,736,072	500	0

At the Meeting, the stockholders approved the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: February 20, 2018	By:	/s/ Or Eisenberg

Name:	Or Eisenberg
Title:	Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

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